Exhibit 99.1

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

•            Revenue Increases 51% to $862.2 Million, Primarily Due to Addition of Safety-Kleen

•            Non-cash Adjustments and Integration Costs Totaling $19.3 Million Reduce Company’s Net Income to $10.5 Million

•            Company Reports Adjusted EBITDA of $111.2 Million Including Integration Costs

•            Updates 2013 Revenue Guidance and Confirms Adjusted EBITDA Guidance

Norwell, Mass. – May 1, 2013 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2013.

Results for 2013 reflect the acquisition of Safety-Kleen that closed in December 2012. Revenues for the first quarter of 2013 increased 51% to $862.2 million, compared with $572.0 million in the same period in 2012.  Income from operations in the first quarter of 2013 decreased to $34.8 million from $61.7 million in the same period of 2012, reflecting acquisition costs and an increase in depreciation and amortization expense.

First quarter 2013 net income was $10.5 million, or $0.17 per diluted share, compared with $32.0 million, or $0.60 per diluted share, in the first quarter of 2012. The Company’s first-quarter 2013 net income includes one-time, pre-tax, non-cash adjustments related to the effect of acquisition accounting of $13.6 million, as well as approximately $5.7 million in integration and severance costs. The effective tax rate in the first quarter of 2013 was 32.2% compared with 36.1% in the same period of last year. Adjusted EBITDA (see description below) in the first quarter of 2013 increased 10% to $111.2 million, compared with $100.9 million in the same period of 2012. First-quarter 2013 Adjusted EBITDA includes the $5.7 million in integration and severance costs and excludes the $13.6 million of non-cash acquisition accounting adjustments.

Comments on the First Quarter

“Our first-quarter results reflect the addition of Safety-Kleen, as we grew our top-line by more than 50% from the prior-year period,” said Alan S. McKim, Chairman and Chief Executive Officer. “Our margins in the quarter were significantly affected by integration-related costs and non-cash items related to acquisition accounting.  As a result of the acquisition, we have realigned the Company into five new reportable segments.  During the first quarter, solid performances in our Technical Services, Industrial and Field Services, and SK Environmental Services segments were more than offset by greater-than-expected weakness in our Oil Re-refining and Recycling, and Oil and Gas Field Services segments.”

“Technical Services delivered another strong quarter, with utilization of 88.9% at our incineration facilities and steady waste streams within our network of TSDFs, while our landfill volumes slowed after two record quarters, due to the timing of some projects,” McKim said. “Within our Oil Re-refining and Recycling segment, we faced a challenging pricing environment throughout the quarter. SK Environmental Services

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

delivered a healthy mix of business between its parts washers, used oil collection and small quantity generator businesses. Our Industrial and Field Services segment also was a solid contributor in the quarter, with better-than-expected activity in the Oil Sands. Finally, Oil and Gas Field Services was affected by lower winter drilling activity in Western Canada.”

Business Outlook and Financial Guidance

“The Safety-Kleen integration is proceeding on schedule with encouraging results to date,” McKim said. “We are confident that we can now capture an additional $10 million in cost synergies, raising our estimated total for the year to $70 million to $75 million. We also continue to see numerous opportunities for margin enhancement within each of our segments. Technical Services is entering its two strongest operating quarters, and we have a deep backlog of ongoing and upcoming projects. Within Oil Re-refining and Recyling, the pricing environment has stabilized and we are working diligently to improve our spreads by increasing our blended lube production and reducing our input costs going forward.  Trends within SK Environmental Services also are positive, as we seek to fully integrate with our disposal network and maximize the utilization of our combined assets. We expect our Industrial and Field Services segment to continue to see consistent demand across many of our key verticals. Our Oil and Gas Field Services segment is now more diversified and better positioned to capitalize on multiple avenues of growth within the North American energy market.”

“We continue to expect our revenue and Adjusted EBITDA to be weighted toward the second half of 2013, and we expect to better leverage the Clean Harbors/Safety-Kleen combination as the year unfolds. We will continue to more aggressively pursue cross-selling opportunities and expect to see those results in the latter half of 2013. However, given the revenue shortfall in the first quarter and the current pricing conditions in the oil re-refining segment, we are lowering our revenue guidance for 2013.  On the cost side, we remain committed to our ongoing expense reduction and margin-improvement initiatives. Overall, we believe we can generate sufficient momentum in our business to achieve our full-year Adjusted EBITDA target,” McKim concluded.

Based on its first-quarter performance and current market conditions, Clean Harbors is updating its previously announced 2013 annual revenue guidance and confirming its Adjusted EBITDA guidance. The Company currently expects 2013 revenues in the range of $3.62 billion to $3.67 billion, compared with its previous revenue guidance of $3.72 billion to $3.77 billion. For 2013, the Company continues to expect Adjusted EBITDA in the range of $605 million to $620 million. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved. The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the first quarter of 2013 and 2012 (in thousands):

	For the three months ended:
	March 31,	March 31,
	2013	2012

Net income	$10,502	$32,015
Accretion of environmental liabilities	2,835	2,416
Depreciation and amortization	60,006	36,831
Other (income) expense	(525)	299
Interest expense, net	19,873	11,272
Provision for income taxes	4,978	18,115
Pre-tax, non-cash acquisition accounting adjustments	13,559	—
Adjusted EBITDA	$111,228	$100,948

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ended December 31, 2013
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$145	to	$168	4.0%	to	4.6%
Adjustments:
Pre-tax, non-cash acquisition accounting adjustments	14	to	14	0.4%	to	0.4%
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	265	to	255	7.3%	to	6.9%
Interest expense, net	79	to	78	2.2%	to	2.1%
Provision for income taxes	89	to	94	2.4%	to	2.6%
Projected Adjusted EBITDA	$605	to	$620	16.7%	to	16.9%

Revenues (In millions)	$3,620	to	$3,670

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is the leading provider of environmental, energy and industrial services throughout North America. The Company serves a diverse customer base, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies. Through its Safety-Kleen subsidiary, Clean Harbors also is a premier provider of used oil recycling and re-refining, parts washers and environmental services for the small quantity generator market.

Headquartered in Massachusetts, Clean Harbors has waste disposal facilities and service locations throughout the United States and Canada, as well as Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the benefits of the acquisition of Safety-Kleen, including future financial and operating results, the combined Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and CFO	SVP Investor Relations and Corporate Communications
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the three months ended:
	March 31,	March 31,
	2013	2012

Revenues	$862,163	$572,022
Cost of revenues (exclusive of items shown separately below)	636,024	400,315
Selling, general and administrative expenses	128,470	70,759
Accretion of environmental liabilities	2,835	2,416
Depreciation and amortization	60,006	36,831
Income from operations	34,828	61,701
Other income (expense)	525	(299)
Interest (expense), net	(19,873)	(11,272)
Income before provision for income taxes	15,480	50,130
Provision for income taxes	4,978	18,115
Net income	$10,502	$32,015
Earnings per share:
Basic	$0.17	$0.60
Diluted	$0.17	$0.60

Weighted average common shares outstanding	60,464	53,227
Weighted average common shares outstanding plus potentially dilutive common shares	60,630	53,488

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	March 31,	December 31,
	2013	2012
Current assets:
Cash and cash equivalents	$222,104	$229,836
Marketable securities	10,905	11,778
Accounts receivable, net	563,691	541,423
Unbilled accounts receivable	32,220	27,072
Deferred costs	16,987	6,888
Prepaid expenses and other current assets	57,828	75,778
Inventories and supplies	144,476	171,441
Deferred tax assets	25,371	22,577
Total current assets	1,073,582	1,086,793

Property, plant and equipment, net	1,549,806	1,531,763

Other assets:
Long-term investments	4,354	4,354
Deferred financing costs	23,239	21,657
Goodwill	572,406	593,771
Permits and other intangibles, net	566,910	572,817
Other	13,081	14,651
Total other assets	1,179,990	1,207,250
Total assets	$3,803,378	$3,825,806

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	March 31,	December 31,
	2013	2012
Current liabilities:
Current portion of capital lease obligations	$4,320	$5,092
Accounts payable	263,564	256,468
Deferred revenue	62,162	50,942
Accrued expenses	212,424	232,429
Current portion of closure, post-closure and remedial liabilities	21,575	24,121
Total current liabilities	564,045	569,052
Other liabilities:
Closure and post-closure liabilities, less current portion	41,670	45,457
Remedial liabilities, less current portion	156,676	151,890
Long-term obligations	1,400,000	1,400,000
Capital lease obligations, less current portion	2,154	2,879
Deferred taxes, unrecognized tax benefits and other long-term liabilities	215,365	224,456
Total other liabilities	1,815,865	1,824,682
Total stockholders’ equity, net	1,423,468	1,432,072
Total liabilities and stockholders’ equity	$3,803,378	$3,825,806

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2013 Financial Results

Supplemental Segment Data (in thousands)

	For the three months ended:
	March 31, 2013			March 31, 2012
Revenue	Third Party Revenues	Intersegment Revenues, net	Direct Revenues	Third Party Revenues	Intersegment Revenues, net	Direct Revenues
Technical Services	$233,939	$25,271	$259,210	$221,637	$9,559	$231,196
Oil Re-refining and Recycling	146,931	(56,561)	90,370	—	—	—
SK Environmental Services	152,955	41,489	194,444	—	—	—
Industrial and Field Services	221,418	(13,218)	208,200	202,779	(11,209)	191,570
Oil and Gas Field Services	116,696	3,942	120,638	146,905	1,923	148,828
Corporate Items (1)	(9,776)	(923)	(10,699)	701	(273)	428
Total	$862,163	$—	$862,163	$572,022	$—	$572,022

(1)   Corporate Items revenue for the three months ended March 31, 2013 include one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 31, 2012. Revenue for the five reportable segments for the three months ended March 31, 2013 exclude such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, for each of its five reporting segments as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the three months ended:
Adjusted EBITDA	March 31, 2013	March 31, 2012

Technical Services	$60,045	$51,911
Oil Re-refining and Recycling	15,312	—
SK Environmental Services	27,040	—
Industrial and Field Services	36,346	34,078
Oil and Gas Field Services	27,551	40,196
Corporate Items	(55,066)	(25,237)
Total	$111,228	$100,948

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com